Exhibit 10.17.1

NEWSTAR FINANCIAL, INC.

2006 INCENTIVE PLAN

Restricted Stock Award Agreement

NEWSTAR FINANCIAL, INC. (the “Company”) hereby awards to you (the “Shareholder”) shares of Common Stock of the Company as follows:

Name of Shareholder:

Total Number of Shares Awarded:	shares

Purchase Price per Share:

Grant Date:

Vesting Commencement Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is made under and governed by the terms of the Company’s 2006 Incentive Plan and this Restricted Stock Agreement (this “Agreement”), which includes the incorporated terms, conditions and agreements attached to and made a part of this Agreement.

SHAREHOLDER	NEWSTAR FINANCIAL, INC.

By:
Print Name:	Print Name:
Address:	Title:

NEWSTAR FINANCIAL, INC.

Restricted Stock Award Agreement

under the 2006 Incentive Plan

Incorporated Terms and Conditions

1. Issuance of Shares. On the terms and conditions set forth in this Agreement, the Company is issuing to the Shareholder on the Award Date, at the purchase price per share set forth on the signature page of this Agreement (the “Purchase Price”), the number of Shares of the Company’s Common Stock set forth on said signature page (the “Shares”). The award of the Shares is made pursuant to and is governed by the Company’s 2006 Incentive Plan (the “Plan”), the terms of which are incorporated into this Agreement by this reference. Unless the context otherwise requires, capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Plan. By signing this Agreement, the Shareholder acknowledges receipt of a copy of the Plan.

2. Purpose and Waiver. The purpose of the Award of the Shares to the Shareholder is to encourage the Shareholder to enter into and/or maintain a continuing and long-term relationship with the Company. It is not a purpose of this Award to reward the Shareholder for the completion of any specific project or of any discrete period of service which may fall between consecutive vesting periods. By signing this Agreement, the Shareholder hereby waives any claims to any Shares that have not vested pursuant to Section(a) of this Agreement as of the Shareholder’s Termination of Employment.

3. Award Restrictions.

(a) Vesting Schedule. The Shares subject to this Agreement shall vest in accordance with the following schedule [sample schedule follows]:

(i) On the first anniversary of the Vesting Commencement Date, twenty-five percent (25%) of the Shares subject to this Agreement shall become vested.

(ii) On the second anniversary of the Vesting Commencement Date, fifty percent (50%) of the Shares subject to this Agreement shall become vested.

(iii) On the third anniversary of the Vesting Commencement Date, seventy-five percent (75%) of the Shares subject to this Agreement shall become vested.

(iv) On the fourth anniversary of the Vesting Commencement Date, one-hundred percent (100%) of the Shares subject to this Agreement shall become vested.

Upon the satisfaction of the vesting requirements set forth in this section 3(a), the Company shall direct the Custodian to cause a stock certificate covering the requisite number of vested Shares in the name of the Shareholder or beneficiary(ies) to be distributed as soon as administratively feasible but within a reasonable period of time subject to any other applicable restrictions set forth in this Section 3. Upon a Shareholder’s Termination of Employment, any Shares which were not vested immediately prior to such Termination of Employment shall be immediately forfeited and the Shareholder shall have no rights or interests in such forfeited Shares.

(b) Lock-Up Period. The Shareholder agrees that, in the event that the Company effects any underwritten public offering of Common Stock registered under the Securities Act, neither the Shares nor any interest in the Shares may be sold, offered for sale, pledged or otherwise disposed of, directly or indirectly (including through the granting of options or any hedging transactions), without the prior written consent of the managing underwriter(s) of the offering, for the same period of time after the execution of an underwriting agreement in connection with such offering, and on the same terms, that all of the Company’s then directors and executive officers agree to be restricted.

(c) Legal and Regulatory Matters. The Plan, this Agreement, the Shares and the obligation of the Company to deliver the Shares are and shall be subject to (i) all applicable laws, government regulations and rules and (ii) all applicable regulations and rules adopted by the Committee in accordance with the Plan. Without limiting the generality of the foregoing, no Shares shall be issued unless and until the Committee has determined in its sole discretion that:

(i) The Company and the Shareholder have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), or to perfect an exemption from the registration requirements of the Securities Act;

(ii) Any applicable listing requirements of any stock exchange or other securities market on which the Common Stock is listed have been satisfied; and

(iii) All other applicable provisions of federal and state law have been satisfied.

(d) Restrictions on Transfer. Neither the Restricted Stock nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Restricted Stock have been issued and all restrictions applicable to such shares have lapsed.

(e) Effect of Prohibited Transfer. Any transfer of Shares in violation of this Agreement shall be void. The Company shall not be required (i) to transfer on its books any of the Shares which shall have been transferred in violation of this Agreement or (ii) to treat as the owner of such Shares or pay dividends to any transferee to whom any such Shares shall have been so transferred.

4. Custody of Stock Certificates.

(a) Delivery. Upon the execution of this Agreement, the Shareholder shall deliver to the Company one or more stock transfer powers, satisfactory in form and substance to and duly executed in blank by the Shareholder, sufficient to transfer the Shares to the Company. As soon as practicable after receipt of such stock transfer powers, the Company shall deliver such stock transfer powers, together with the certificate or certificates representing the Shares, to the Treasurer of the Company, as custodian (the “Custodian”). The certificate or certificates so delivered to the Custodian shall be held by the Custodian for the benefit and in favor of the Shareholder. Notwithstanding the escrow, the Shareholder shall retain the right to vote and enjoy all other rights and incidents of ownership of the Shares represented by said certificates. The Custodian shall issue a receipt to the Shareholder evidencing the delivery of the stock certificates and transfer powers. The Custodian shall deliver the certificate or certificates to the Shareholder at such time and in such manner as directed to by the Committee. The Custodian shall arrange to keep any stock certificates and stock transfer powers delivered to him or her under this Section 4 in a secure place and shall keep true and accurate records of all such certificates and powers.

(b) Concerning the Custodian. The Company shall indemnify and hold harmless the Custodian against any and all costs or expenses (including attorneys’ fees expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to this Agreement. Any person succeeding to the office of Treasurer shall succeed to and assume the rights and obligations of Custodian hereunder.

5. No Retention Rights. Nothing in the Plan or this Agreement confers upon the Shareholder any right to continue in the service of the Company for any period of specific duration or shall be construed to interfere with or otherwise restrict in any way the rights of the Company or of the Shareholder, which rights are expressly reserved by each, to terminate the Shareholder’s service at any time and for any reason, with or without cause.

6. Taxes. As a condition to the issuance of any Shares hereunder, the Shareholder hereby agrees that, if the Company in its discretion determines that it is or could be obligated to withhold any tax in connection with the issuance, vesting or transfer of such Shares, the Company may, in its discretion, withhold the appropriate minimum statutory amount of tax (i) in cash from the Shareholder’s wages or other remuneration or (ii) in kind from the Shares or other property otherwise deliverable to the Shareholder. The Shareholder further agrees that, if the Company has not previously withheld an amount sufficient to satisfy the withholding obligation of the Company, the Shareholder will on demand make reimbursement in cash for the amount underwithheld or, if permitted by the Board, provide such cash or other security as the Board deems adequate to meet the liability or potential liability of the Company for the withholding of tax, and to augment such cash or other security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such cash or other security.

7. Amendments. The Board may at any time or times amend the Plan or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. Except for amendments described in the foregoing sentence necessary to comply with applicable laws or regulations, no termination or amendment of the Plan or amendment of this Agreement shall, without the Shareholder’s consent, materially adversely affect the Shareholder’s rights under this Agreement. Notwithstanding the foregoing, this Agreement shall be amended as required by Section 10(g) below to the extent required by regulatory or statutory guidance.

8. Adjustments for Stock Splits, Stock Dividends, Etc. If from time to time while this Agreement remains in force and effect there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, (a) any and all new, substituted or additional securities to which the Shareholder is entitled by reason of his or her ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares and

(b) appropriate adjustment shall be made to the Purchase Price, subject to compliance with section 409A of the Code, if applicable.

9. Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.

10. Miscellaneous.

(a) Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal laws of Delaware, without giving effect to the principles of the conflicts of laws thereof.

(b) Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if the Shareholder fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of each of the Shareholder’s obligations hereunder and to obtain immediate injunctive relief. The Shareholder shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

(d) Notices. All notices required or permitted hereunder shall be in writing and be effective upon personal delivery, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to its principal executive office at the time, Attention: President, and if to the Shareholder, to the address shown beneath his or her signature on the signature page of this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10(d).

(e) Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof. In particular, the Shares granted hereunder satisfy all outstanding claims which the Shareholder has with respect to the equity of the Company.

(f) Waivers. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Shareholder, but no such waiver by the Board shall operate to the detriment of the Shareholder without the Shareholder’s consent.

(g) Statutory Requirements and Subsequent Amendment. This Agreement and the award of Restricted Stock hereunder is intended, to the extent applicable, to constitute good faith compliance with the requirements of the American Jobs Creation Act, specifically with respect to the definition of deferred compensation and the provisions of section 409A of the Code. To the extent required by subsequent guidance, whether statutory or regulatory, the Company and Shareholder agree that any Restricted Stock awarded hereunder may be modified, rescinded or substituted with an award of equal economic value as required to maintain compliance with the provisions of section 409A of the Code.

(h) Administration. The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. The Committee shall have full power and authority to pass and decide upon cases in conformity with the objectives of this Agreement under such rules as the Board of the Company may establish. Any decision made or action taken by the Company, the Board, or the Committee arising out of, or in connection with, the administration, interpretation, and effect of this Agreement shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board, the Committee, or employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by the Shareholder or by any agent to whom duties in connection with the administration of this Agreement have been delegated in accordance with the provision of this Agreement.